EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Interface Systems, Inc.
5855 Interface Drive
Ann Arbor, Michigan

          We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated November 14, 1996, related to the consolidated financial statements and schedule of Interface Systems, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1996.



                                  /s/ BDO Seidman, LLP
                                      BDO Seidman, LLP
Troy, Michigan
November 24, 1997